Exhibit 4.15

EXECUTION COPY

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP

as Issuer

and

THE BANK OF NEW YORK,
as Trustee

FIFTH AMENDED AND RESTATED BASE INDENTURE
Dated as of April 13, 2006

Rental Car Asset Backed Notes
(Issuable in Series)

FIFTH AMENDED AND RESTATED BASE INDENTURE, dated as of April 13, 2006, between National Car Rental Financing Limited Partnership, a special purpose limited partnership established under the laws of Delaware, as issuer (“Issuer”). and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Fourth Amended and Restated Base Indenture, dated as of March 4, 2005 (the “Original Base Indenture”); and

WHEREAS, Section 12.2 of the Original Base Indenture permits the Issuer and the Trustee, any applicable Enhancement Provider and the Requisite Investors to enter into one or more indentures supplemental to the Original Base Indenture; and

WHEREAS, the parties hereto desire to amend and restate the Original Base Indenture; and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Rental Car Asset Backed Notes (the “Notes”), issuable as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of Issuer, enforceable in accordance with its terms, have been done, and Issuer proposes to do all the things necessary to make the Notes, when executed by Issuer and authenticated and delivered by the Trustee hereunder and duly issued by Issuer, the legal, valid and binding obligations of Issuer as hereinafter provided.

NOW, THEREFORE, the parties hereto agree that the Original Base Indenture shall be and hereby is amended and restated in its entirety to read as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1   Definitions.

Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, supplemented or modified from time to time in accordance with the provisions hereof.

Section 1.2   Cross-References.

Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3   Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made; to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a consistent basis. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4   Rules of Construction.

In this Indenture, unless the context otherwise requires:

(i)                                     “or” is not exclusive;

(ii)                                  the singular includes the plural and vice versa;

(iii)                               reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iv)                              reference to any gender includes the other gender;

(v)                                 reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(vi)                              “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(vii)                           with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

Section 1.5   Other Definitional Provisions.

(i)                                     All terms defined in this Indenture or any Series Supplement shall have the defined meanings when used in any certificate or document made or delivered pursuant hereto unless otherwise defined therein.

(ii)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.

ARTICLE 2.

THE NOTES

Section 2.1   Designation and Terms of Notes.

Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by Issuer. All Notes of any Series shall, except as specified in the related Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terns and provisions of this Indenture and the applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.

Section 2.2   Notes Issuable in Series.

The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement. Notes of a new Series may from time to time be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by a Responsible Officer of the Trustee of a Company Request at least two (2) Business Days (or such shorter time as is acceptable to the Trustee) in advance of the related Series Closing Date and upon delivery by the Issuer to the Trustee, and receipt by a Responsible Officer of the Trustee, of the following:

(a)                                  a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

(b)                                 a Series Supplement in form satisfactory to the Trustee executed by the Issuer, the General Partner and the Trustee and specifying the Principal Terms of such new Series;

(c)                                  the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

(d)                                 written confirmation that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such issuance; provided, however, that if such Series is not a Segregated Series, the Trustee shall have received written confirmation that the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such issuance;

(e)                                  an Officer’s Certificate of the Issuer dated as of the applicable Series Closing Date to the effect that (i) unless otherwise provided in a Series Supplement for a Segregated Series in respect of the issuance of such Segregated Series (except that an Amortization Event under Section 9.1(c) may not be waived in any Series Supplement), no Amortization Event with respect to any Outstanding Series of Notes, Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, Enhancement Deficiency with respect to any Outstanding Series of Notes, Lease Event of Default, Potential Amortization Event with respect to any Outstanding Series of Notes, Potential Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes or Potential Lease Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the issuance of the new Series of Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) unless otherwise specified in the related Series Supplement for a Segregated Series in respect of the issuance of such Segregated Series, all representations and warranties of the Issuer set forth in the Indenture and each Related Document with respect to each Outstanding Series of Notes are true and correct, without giving effect to any limitations contained therein excluding Related Documents relating solely to a Segregated Series, in all material respects (to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Series Closing Date, (iv) all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the related Series Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, (v) all conditions precedent provided in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (vi) if such new Series of Notes is a Segregated Series, the criteria used to select the Series-Specific Collateral for such Notes will not have a material adverse effect on the quality of the Collateral or any other Series-Specific Collateral securing any other outstanding Series of Notes;

(f)                                    unless otherwise specified in the related Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Series Closing Date, substantially to the effect that:

(i)                                     (x) the new Series of Notes will be treated as indebtedness for Federal income tax purposes and (y) the issuance of such Series will not adversely affect the Federal tax characterization of the Outstanding Notes of any Series;

(ii)                                  all conditions precedent provided for in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with in all material respects;

(iii)                               (w) the Issuer is duly organized under the jurisdiction of its formation and has, or at the time of execution and delivery had, the power and authority to execute and deliver the related Series Supplement, this Base Indenture and each other Related Document to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) and to issue the new Series of Notes, (x) the General Partner is duly organized under the jurisdiction of its organization and has, or at the time of execution and delivery had, the power and authority to execute and deliver the related Series Supplement, this Base Indenture and each other Related Document to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) and to issue the new Series of Notes; (y) Vanguard, in its capacity as Lessee and Servicer, and each Additional Lessee, is duly incorporated or formed, as the case may be, in the jurisdiction of its incorporation or formation, as the case may be, and had the corporate, limited partnership or limited liability company, as the case may be, power and authority to execute and deliver each of the Related Documents to which it is a party relating solely to the newly issued Series of Notes and (z) Vanguard Holdings, in its capacity as guarantor under the Lease, is duly incorporated in the jurisdiction of its incorporation and had the power and authority to execute and deliver the Lease and each other Related Document to which it is a party relating solely to the newly issued Series of Notes;

(iv)                              the related Series Supplement, this Base Indenture and each of the other Related Documents to which the Issuer, the General Partner, each Lessee, the Servicer or Vanguard Holdings is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) have been duly authorized, executed and delivered by the Issuer, the General Partner, each Lessee, the Servicer or Vanguard Holdings, as he case may be;

(v)                                 the new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, will constitute valid, binding and enforceable obligations of the Issuer entitled to the benefits of this Base Indenture and the related Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

(vi)                              this Base Indenture, the related Series Supplement and each of the other Related Documents to which the Issuer, the General Partner, each Lessee, the Servicer or Vanguard Holdings is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) are legal, valid and binding agreements of the Issuer, the General Partner, such Lessee, the Servicer or Vanguard Holdings, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

(vii)                           the Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act, and this Base Indenture and the related Series Supplement are not required to be registered under the Trust Indenture Act;

(viii)                        the offer and sale of the new Series of Notes is not required to be registered under the Securities Act;

(ix)                                the Indenture and the related Series Supplement are effective to create a legal, valid and enforceable security interest in the Collateral and that such security interest constitutes a first priority, perfected security interest in the Collateral;

(x)                                   the assets of the Issuer or the General Partner will not be substantively consolidated with the assets of Vanguard Holdings or any Lessee in the event of the insolvency of Vanguard Holdings or such Lessee;

(xi)                                there does not exist any pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of the Issuer, any Lessee, Vanguard Holdings or the Servicer to perform its obligations under any of the Related Documents;

(xii)                             there is no conflict with or violation of any court decree, injunction, writ or order applicable to the Issuer or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by Issuer; and

(xiii)                          such other matters as the Trustee may reasonably require;

(g)                                 executed counterparts of the Lease, duly executed by the parties thereto;

(h)                                 evidence that each of the parties to the Related Documents has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(i)                                     evidence of the grant by the Issuer to the Trustee of a first priority, perfected security interest in and to the Collateral;

(j)                                     evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that the Issuer has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in the Collateral for the benefit of the Secured Parties; and

(k)                                  such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Issuer. There is no limit to the number of issuances of new Series of Notes under this Base Indenture. For so long as any Group I Notes shall remain outstanding, no other series of Notes designated as Group I Notes may be issued under this Base Indenture.

Section 2.3   Series Supplement for Each Series.

(a)                                  In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate principal amount of Notes of such Series to be issued and a method for determining the aggregate principal amount of Notes of any Series with a variable principal amount, (iii) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such

Series and the method by which the principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the terms of any Enhancement, (viii) the Enhancement Provider, if any, (ix) whether the Notes may be issued in bearer form and any limitations imposed thereon, (x) the Series Termination Date, (xi) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xii) whether such Series of Notes shall have the benefit of Series-Specific Collateral and (xiii) any other relevant terms of such Series of Notes that do not (subject to Section 2.3(b) and Article 12) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes with respect to the issuance of such new Series (all such terms, the “Principal Terms” of such Series);

(b)                                 (i) A Series Supplement may specify that the related Series of Notes (each, a “Segregated Series”) will have collateral that is to be solely for the benefit of the Noteholders of such Segregated Series of Notes and any other Segregated Series of Notes specified in such Series Supplement (such collateral being referred to as “Series-Specific Collateral”). If any Series-Specific Collateral with respect to a Segregated Series is specified, such Series Supplement shall expressly designate the related Segregated Series of Notes as a “Segregated Series” for purposes of this Base Indenture; provided, however, that no such Segregated Series of Notes will be issued unless (x) the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to the issuance of such Segregated Series of Notes, (y) the Issuer shall have delivered to the Trustee an Officer’s Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect (excluding any impact from the dilution of the interests or voting percentage of the existing Noteholders as a result of such issuance) upon the Noteholders of any Series of Notes outstanding at the time of the issuance of the Segregated Series of Notes, and (z) the applicable Series Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in clause (ii) below.

(ii)                                  In the event any Segregated Series of Notes is issued, the related Series Supplement will (A) provide that the Servicer, the Master Collateral Agent and the Trustee will identify the Series-Specific Collateral for such Segregated Series of Notes such that (x) the Series-Specific Collateral will secure only the Segregated Series of Notes to which such Series-Specific Collateral is applicable, (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Series-Specific Collateral and (z) the Noteholders of the Segregated Series of Notes will not be entitled to the benefit of the Collateral or any Series-Specific Collateral securing other Segregated Series of Notes, (B) provide that the Trustee will adjust the allocations and distributions to be made under the Indenture at the written direction of the Servicer so that the Noteholders with respect to the Segregated Series of Notes will be entitled to allocations and distributions arising solely from the Series-Specific Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to the non-Segregated Series of Notes will be entitled to allocations and distributions arising solely from the non-Series-Specific Collateral, (C) provide that the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee, together with the Master Collateral Agent, shall (x) establish and maintain a segregated collection account with respect to each Segregated Series of Notes or group of Segregated Series of Notes sharing in the same Series-Specific Collateral, into which collections on such Series-Specific Collateral will be deposited and (y) hold its lien encumbering the non-Series-Specific Collateral for the benefit of the non-Segregated Series of Notes and hold its lien encumbering the Series-Specific Collateral for the benefit of the applicable Segregated Series of Notes), (D) provide that the Servicer and the Master Collateral Agent each will designate on its computer system the source of the funds for the financing of each Vehicle, (E) provide that the Noteholders of the Segregated Series of Notes will, subject to the limitations contained in this Base Indenture and the applicable Series Supplement, be entitled to direct the Trustee and the Master Collateral Agent in writing to exercise the remedies under the Indenture and the Master Collateral Agency Agreement, as applicable, solely on behalf of such Segregated Series of Notes, (F) provide that separate monthly reports and other information will be furnished under the Indenture for the Series-Specific Collateral, which monthly reports and other information will contain substantially the same type of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes, (G) provide that separate notes secured by separate leases pertaining solely to the Series-Specific Collateral will be issued by the Issuer and such separate leases will be executed and delivered by the Lessee and, if applicable, Vanguard Holdings, (H) provide that to the extent specified in the Series Supplement for such Segregated Series of Notes, the Issuer and each Lessee, as the case may be, will take such actions as are necessary to perfect (1) the Master Collateral Agent’s interest in the portion of the Series-Specific Collateral that would constitute Pledged Master Collateral and to designate the Trustee, on behalf of the Noteholders of such Series and any other Segregated Series specified in such Series Supplement, as the “Financing Source” and the Noteholders of such Segregated Series or their agent, as the “Beneficiary” under the Master Collateral Agency Agreement with respect to the Series -Specific Collateral and (2) the Trustee’s interest on behalf of the Noteholders of such Segregated Series in the Series-Specific Collateral, (I) provide that amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will, among other things, provide for revisions to the terms “Aggregate Asset Amount”, “Secured Parties”, “Collateral”, “Collection Account”, “Collateral Agreements”, “Issuer Obligations”, “Lease”, “Related Documents” and such other terms as may be appropriate to reflect the creation of the Segregated Series, provided that any such amendment shall not have a material adverse effect (excluding any impact from the dilution of the interests or voting percentage of the existing Noteholders as a result of such issuance) on the Noteholders of any Series unless the Required Noteholders of such Series shall have given their prior written consent thereto (and, with respect to each Series, the Trustee may conclusively rely on an Officer’s Certificate of any Lessee as sufficient evidence of such lack of a material adverse effect), (J) provide that for purposes of the Segregated Series, terms that are defined both in the applicable Series Supplement and in the Definitions List, shall for purposes of such Series Supplement and the Base Indenture as it relates to such Segregated Series, have the meanings assigned to them in such Series Supplement, (K) provide that references herein to “all” or “each” Series of Notes or words of similar import (other than as specifically stated herein) shall be modified to refer to all or each Series of Notes other than any Segregated Series of Notes which may hereafter be issued and (L) incorporate provisions with respect to such Segregated Series of Notes which are substantially similar to those contained in Sections 3.2, 3.3, 3.4, 13.16 and 13.17 and Articles 5, 6, 7, 8, 9 and 10.

Section 2.4   Execution and Authentication.

(a)                                  Each Note shall be executed by the manual or the facsimile signature of an Authorized Officer. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized or does not hold such office, in each case whether prior or subsequent to the authentication and delivery of such Notes,

(b)                                 At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any particular Series executed by the Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

(c)                                  No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Responsible Officer, Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a series issued under the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated:

By:
Authorized Signatory

(d)                                 Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e)                                  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 2.5   Form of Notes.

(a)                                  Notes Issued to Affiliate Issuer. Any Series of Notes issued only to an Affiliate Issuer shall be issued in the form of one or more Notes in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4. The aggregate initial principal amount of a Note issued to an Affiliate Issuer may from time to time be increased or decreased in accordance with the applicable Series Supplement by adjustments made on the records of the Note Register.

(b)                                 Restricted Global Note. If provided for in an applicable Series Supplement, any Series of Notes (other than any Series of Notes issued only to an Affiliate Issuer), or any class of such Series to be issued in the United States will be in registered form and sold initially to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each an “Institutional Accredited Investor”) in reliance on an exemption from the registration requirements of the Securities Act and thereafter (i) to “qualified institutional buyers” (each a “Qualified Institutional Buyer”) within the meaning of, and in reliance on, Rule 144A under the Securities Act (“Rule 144A”), (ii) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction, and as provided in the applicable Series Supplement, and prior to any such sale, each such purchaser shall be deemed to have represented and agreed as set forth in the applicable Series Supplement.

In addition, such purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee or the Issuer, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. Such Series of Notes, unless otherwise provided in the applicable Series Supplement and other than any Series of Notes only issued to an Affiliate Issuer, shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a “Restricted Global Note”), substantially in the form set forth in the applicable Series Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(c)                                  Temporary Global Note; Permanent Global Note. If provided for in any applicable Series Supplement, any Series of Notes (other than any Series of Notes issued only to an Affiliate Issuer), or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S (“Regulation S”) under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a “Temporary Global Note”) in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers of the Notes represented thereby with a custodian for DTC registered in the name of DTC or a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4, for credit to the respective accounts of Euroclear and Clearstream. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a “Permanent Global Note”) in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Series Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Beneficial interests in a Temporary Global Note may only be held through Euroclear or Clearstream. The aggregate initial principal amount of the Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(d)                                 Variable Funding Note. Any Series of variable funding notes shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act. Such Series of Notes shall be issued in the form of one or more variable funding notes (each, a “Variable Funding Note”) in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4. The aggregate outstanding principal amount of a Variable Funding Note may from time to time be increased or decreased in accordance with the applicable Series Supplement by adjustments made on the records of the Note Register.

Section 2.6   Registrar and Paving Agent.

(a)                                  The Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) appoint a paying agent (“Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. The Issuer may change any Paying Agent or Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

(b)                                 The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent and a Responsible Officer has actual knowledge of such failure, or if the Issuer fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, until the Issuer shall appoint a replacement Registrar and Paying Agent.

Section 2.7  Paying Agent to Hold Money in Trust.

(a)                                  The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)                                     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)                                  give the Trustee written notice of any default by the Issuer (or any other obligor under the Notes) of which it (or, in the case of the Trustee, a Responsible Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)                               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)                                 comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)                                 The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(c)                                  Subject to applicable laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee, such Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease; provided, however, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the

Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment.

Section 2.8   Noteholder List.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Distribution Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.9   Transfer and Exchange.

(a)                                  When Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall only be transferred or exchanged in compliance with the applicable provisions set forth in the related Series Supplement.

(b)                                 Except as otherwise provided in Section 2.16(d), the Trustee or the Registrar shall not register the exchange of interests in a Note for a Definitive Note or the transfer of or exchange of a Note during the period beginning on any Record Date and ending on the next following Distribution Date.

(c)                                  The Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.13 hereof in which event the Registrar will be responsible for the payment of any such taxes). No service charge shall be made for any such transaction.

(d)                                 Reserved.

(e)                                  Reserved.

(f)                                    All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(g)                                 Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(h)                                 Notwithstanding any other provision of this Section 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.9.

Section 2.10   Legending of Notes.

Each Note shall bear a legend in substantially the form set forth in the related Series Supplement, if any.

Section 2.11   Replacement Notes.

(a)                                  If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless and provided that the requirements of Section 8-405 of the UCC (which generally permit Issuer to impose reasonable requirements) are met, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b)                                 Upon the issuance of any replacement Note under this Section 2.11, the Registrar, the Trustee or the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(c)                                  Every replacement Note issued pursuant to this Section 2.11 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)                                 The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.12   Treasury Notes.

In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer (other than an Affiliate Issuer or as set forth in the related Series Supplement) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes.

Section 2.13   Temporary Notes.

(a)                                  Pending the preparation of Definitive Notes, the Issuer may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b)                                 If temporary Notes are issued pursuant to Section 2.13(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.14   Cancellation.

The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless by a written order, signed by two Authorized Officers and received by a Responsible Officer of the Trustee in a timely fashion, the Issuer shall direct that cancelled Notes be returned to it.

Section 2.15   Principal and Interest.

(a)                                  The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 6.1.

(b)                                 Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 6.1.

(c)                                  Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)                                 If the Issuer defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of the Issuer, cease to be payable to the Persons who were Noteholders of such Series at the applicable Record Date and the Issuer shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. The Issuer shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.16 Book-Entry Notes.

(a)           For each Series of Notes to be issued in registered form (other than the Variable Funding Notes), the Issuer shall duly execute the Notes, and the Trustee shall, in accordance with Section 2.4, authenticate and deliver initially one or more Global Notes that (i) shall be registered on the Note Register in the name of a Clearing Agency or such Clearing Agency’s nominee, and (ii) shall bear such legends as are required by the related Series Supplement.

So long as the Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Clearing Agency Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency, and the Clearing Agency may be treated by the Issuer, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and Clearing Agency Participants, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(b)           Subject to Section 2.9(h), the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Note insofar as interests in a Global Note are held by the Clearing Agency Participants. Account holders, members of or participants in Euroclear and Clearstream shall have no rights under this Indenture with respect to such Global Note and the registered holder may be treated by Issuer, the Trustee, any Agent and any agent of Issuer or the Trustee as the owner of such Global Note for all purposes whatsoever.

(c)           Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.6.

(d)           Any typewritten Note or Notes representing Book Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book- Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4. Subject to the provisions of Section 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book- Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Issuer with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel.

(e)                                  Unless and until definitive Notes in fully registered form without interest coupons (“Definitive Notes”) have been issued to Note Owners in accordance with Section 2.18:

(i)                                     the provisions of this Section 2.16 shall be in full force and effect;

(ii)                                  the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

(iii)                               to the extent that the provisions of this Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section 2.16 shall control;

(iv)                              whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding principal amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

(v)                                 the rights of Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

Section 2.17   Notices to Clearing Agency.

Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners, the Trustee and the Issuer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.18   Definitive Notes.

(a)                                  Conditions for Issuance. Unless otherwise specified in a related Series Supplement, interests in a Restricted Global Note or Permanent Global Note deposited with DTC or a custodian of DTC pursuant to Section 2.5 shall be transferred to the beneficial owners thereof in the form of Definitive Notes only if such transfer complies with Section 2.9 and (x) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Restricted Global Note or Permanent Global Note or at any time ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary so registered is not appointed by the Issuer within 90 days of such notice or (y) the Issuer determines that the Restricted Global Note or Permanent Global Note with respect to the relevant Series of Notes shall be exchangeable for Definitive Notes, in which case Definitive Notes shall be issuable or exchangeable only in respect of such Global Notes or the category of Definitive Notes represented thereby or (z) DTC notifies the Trustee that any Note Owner or Noteholder, purchaser or transferee of a beneficial interest in a Restricted Global Note or a Permanent Global Note requests the same in the form of a Definitive Note and the Issuer, in its sole discretion, consents to such request (in which case a Definitive Note shall be issuable or transferable only to such Note Owner, Noteholder, purchaser or transferee). In such event, the Issuer will deliver Definitive Notes in exchange for the Restricted Global Notes or the Permanent Global Notes or, in the case of an exchange or transfer described in clause (y) or (z) above, in exchange for the applicable beneficial interest in one or more Global Notes. Unless otherwise provided in a related Series Supplement, Definitive Notes shall be issued only in minimum denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof, subject to compliance with all applicable legal an i regulatory requirements.

(b)                                 Issuance. If interests in any Restricted Global Note or Permanent Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.18, such Restricted Global Note or Permanent Global Note, as the case may be, shall be surrendered by DTC or the custodian for DTC to the office or agency of the Registrar located in the Borough of Manhattan, The City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable Luxembourg Agent in Luxembourg, to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Restricted Global Note or Permanent Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. The Definitive Notes transferred pursuant to this Section 2.18 shall be registered in such names as DTC shall direct in writing. Upon the occurrence of any of the events set forth in the first sentence of Section 2.18(a), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes. Upon receipt of such Definitive Notes and the applicable registration information, the Trustee shall promptly authenticate and deliver such Definitive Notes. The Issuer shall bear the costs and expenses of printing or preparing any Definitive Notes.

Section 2.19   Tax Treatment.

The Issuer has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

Section 2.20   CUSIP Numbers.

The Issuer may use “CUSIP” numbers in respect of any Series of Notes (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption in respect of such Series of Notes as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of such Series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in any such “CUSIP” numbers.

ARTICLE 3.

SECURITY

Section 3.1   Grant of Security Interest.

(a)                                  To secure the Issuer Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group I Noteholders (the “Secured Parties”), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of the Issuer’s right, title and interest in, to and under the following assets, property and interests in property, whether now owned or subsequently acquired or arising, together with the portion of the Pledged Master Collateral with respect to which the ARG Trustee is named as Beneficiary (all of such right, title and interest being referred to as the “Collateral”):

(i)                                     the Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles), including, without limitation, all monies due and to become due to the Issuer from any Lessee or the Servicer under or in connection with the Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles), whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles) or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of the Issuer against any other party under or with respect to the Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles) (whether arising pursuant to the terms of such Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles) or otherwise available to the Issuer at law or in equity), the right to enforce any of the Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles) as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Agreements (with respect to the Master Collateral Agency Agreement, solely with respect to the portion of the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as a Financing Source and the ARG Trustee is designated as a Beneficiary thereunder, and with respect to the Assignment Agreements, solely as each such Assignment Agreement relates to Vehicles) or the obligations of any party thereunder;

(ii)                                  (a) the Collection Account, (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Collection Account or any administrative subacccount thereof (including income thereon);

(iii)                               all right, title and interest of the Issuer in, to and under the Master Collateral Agency Agreement with respect to the portion of the Pledged Master Collateral for which Trustee (on behalf of the Secured Parties) is designated as the Financing Source and the ARG Trustee is designated as the Beneficiary thereunder;

(iv)                              all right, title and interest of the Issuer in, to and under all Eligible Receivables from time to time financed by the Issuer hereunder;

(v)                                 all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by the Issuer or by anyone on its behalf; and

(vi)                              all proceeds, products, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the Trustee is the loss payee thereof) or Vehicle warranties and cash, but excluding Excluded Payments or Transferred Vehicle Repurchase Rights from the time such Transferred Vehicle Repurchase Rights become Transferred Vehicle Repurchase Rights as a result of the sale or pledge of such Transferred Vehicle Repurchase Rights to the related Manufacturer Receivables Transferee or Manufacturer Receivables Purchaser, as applicable.

(b)                                 To secure the Issuer Obligations, the Issuer hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Secured Parties) of a continuing first priority, perfected Lien on all right, title and interest of Issuer in, to and under the Pledged Master Collateral.

(c)                                  Reserved.

(d)                                 The foregoing grant is made in trust to secure the Issuer Obligations and to secure compliance with the provisions of this Indenture and any Group I Supplement, all as provided in this Indenture. The Trustee, as Trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to Sections 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Secured Parties may be adequately and effectively protected. The Collateral shall secure the Group I Notes equally and ratably without prejudice, priority or distinction (except, in each case, with respect to any Series of Group I Notes, as otherwise stated in the applicable Group I Supplement).

The Collateral has been pledged to the Trustee to secure each Series of

Group I Notes. For all purposes hereunder and for the avoidance of doubt, the Collateral will be held by the Trustee solely for the benefit of the Holders of the Group I Notes, and no Noteholder of a Segregated Series of Notes will be considered a Secured Party with respect to the Collateral. In addition, the Issuer may identify and pledge to the Trustee additional pools of Series-Specific Collateral to secure a Segregated Series of Notes, as specified in the Series Supplement with respect to such Segregated Series of Notes. For all purposes hereunder and for the avoidance of doubt, any Series-Specific Collateral pledged to the Trustee for the benefit of a Segregated Series of Notes will be held by the Trustee solely for the benefit of the Noteholders of such Segregated Series of Notes and no other Noteholders shall be considered a Secured Party with respect to such Series-Specific Collateral unless specifically provided in the Series Supplement for such Segregated Series of Notes. For the avoidance of doubt, if it is determined that the Noteholders of a Segregated Series of Notes have an interest in, to or under the Collateral or Series-Specific Collateral other than the Series-Specific Collateral securing such Segregated Series of Notes, then such Noteholders agree that their interest in, to or under the Collateral or such Series-Specific Collateral not securing such Noteholder’s Segregated Series of Notes shall be subordinate in all respects to the claims or rights of the Noteholders with respect to any Series of Notes entitled to the benefit of such Collateral or Series-Specific Collateral. Similarly, if it is determined that the Group I Noteholders have an interest in, to or under any Series-Specific Collateral, then such Noteholders agree that their interest in, to or under such Series-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to the Segregated Series of Notes entitled to the benefit of such Series-Specific Collateral. This Base Indenture shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 3.2   Certain Rights and Obligations of the Issuer Unaffected.

(a)                                  Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Secured Parties, the Issuer shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission in the event of an Amortization Event and subject to the provisions of Section 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given in the normal course of business (which does not include waivers of defaults under any of the Collateral Agreements or any of the Manufacturer Programs or revocation of powers of attorney to the Lessees) (i) by the Issuer to any Lessee and (ii) by the Issuer to the Manufacturers by the specific terms of each Manufacturer Program.

(b)                                 The grant of the security interest in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with any of the Collateral Agreements or any of the Manufacturer Programs or from any liability to the Lessees or the Manufacturers, as the case may be, or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of the Issuer or from any breach of any representation or warranty on the part of the Issuer. The Issuer hereby agrees to indemnify and hold harmless the Trustee and each Group I Noteholder (including, in each case, their respective assigns, directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby or by any Assignment Agreement, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee and any of the Group I Noteholders in enforcing this Base Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee or a Group I Noteholder which constitutes negligence or willful misconduct by the Trustee, such Group I Noteholder or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Series Supplement or any Assignment Agreement.

Section 3.3   Performance of Collateral Agreements.

Upon the occurrence of an Amortization Event, promptly following a request from the Trustee or the Master Collateral Agent to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as permitted under this Indenture as is reasonably necessary or as the Trustee or the Master Collateral Agent may request to compel or secure the performance and observance by: (i) any Lessee or any other party to any of the Collateral Agreements of its obligations to the Issuer and (ii) a Manufacturer under a Manufacturer Program of its obligations to any Lessee, the Issuer or the Master Collateral Agent, as assignee, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner as is reasonably necessary or as directed by the Trustee or the Master Collateral Agent, as applicable, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Lessee (or such other party to any Collateral Agreement), or by a Manufacturer under a Manufacturer Program, of their respective obligations thereunder. If (i) the Issuer shall have failed, within 30 days of receiving the direction of the Trustee or the Master Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Master Collateral Agent, as applicable, (ii) the Issuer refuses to take any such action, or (iii) the Trustee or the Master Collateral Agent, as applicable, reasonably determines that such action must be taken immediately, the Trustee or the Master Collateral Agent, as applicable, may take such previously directed action and any related action permitted under this Indenture which the Trustee or the Master Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Secured Parties,

Section 3.4  Release of Lien on Vehicles.

The Lien of the Trustee on the Vehicles shall automatically be deemed to be released concurrently with any release thereof as provided in Section 27 of the Lease, or Sections 2.3 or 2.7 of the Master Collateral Agency Agreement.

Section 3.5   Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Trustee, the Master Collateral Agent and each Group I Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. The Issuer shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

Section 3.6   Pledge or Sale of Vehicle Repurchase Rights.

(a)                                  The Issuer will have the option, exercisable with respect to any Vehicle Repurchase Rights related to a Vehicle, to sell such Vehicle Repurchase Rights to a Manufacturer Receivables Purchaser for a price equal to the amount due from the Manufacturer under the Manufacturer Receivables comprising such Vehicle Repurchase Rights or any lesser amount to the extent that either (i) after giving effect to any such sale, no Amortization Event with respect to any Outstanding Series of Notes, Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, Enhancement Deficiency with respect to any Outstanding Series of Notes, Lease Event of Default, Potential Amortization Event with respect to any Outstanding Series of Notes, Potential Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes or Potential Lease Event of Default would result from such sale at a lesser price or (ii) the Required Noteholders of each Series have consented to such sale. The Issuer shall direct in the related Manufacturer Receivables Purchase Agreement that the proceeds of any such sale of Vehicle Repurchase Rights be deposited directly into the Master Collateral Account or the Collection Account. Upon deposit of such funds into the Master Collateral Account or the Collection Account, as the case may be, the Issuer shall cause title to any such Vehicle Repurchase Rights to be transferred to the related Manufacturer Receivables Purchaser and the lien of the Trustee and Master Collateral Agent (pursuant to the terms of die Master Collateral Agency Agreement) in such Vehicle Repurchase Rights will automatically be released. Prior to any Manufacturer Receivables Purchase Agreement becoming effective, it must contain a non-petition clause with respect to the Issuer providing equivalent protections to the provisions of Section 13.16 hereof and the Trustee shall have received an Opinion of Counsel addressing the matters set forth in Section 2.2(f)(x).

(b)                                 The Issuer will have the option, exercisable with respect to any Vehicle Repurchase Rights related to a Vehicle, to pledge such Vehicle Repurchase Rights to a Manufacturer Receivables Transferee for proceeds equal to the amount due from the Manufacturer under the Manufacturer Receivables comprising such Vehicle Repurchase Rights or any lesser amount to the extent that either (i) after giving effect to any such pledge and the release of the Master Collateral Agent’s Lien in such Vehicle Repurchase Rights pursuant to Section 2.7(d) of the Master Collateral Agency Agreement, no Amortization Event with respect to any Outstanding Series of Notes, Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, Enhancement Deficiency with respect to any Outstanding Series of Notes, Lease Event of Default, Potential Amortization Event with respect to any Outstanding Series of Notes, Potential Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes or Potential Lease Event of Default would result from such pledge for proceeds in an amount less than the amount due under the relevant Vehicle Repurchase Rights or (ii) the Required Noteholders of each Series have consented to such pledge. The Issuer shall direct in the related Manufacturer Receivables Transfer Agreement that the proceeds of any such pledge of Vehicle Repurchase Rights be deposited directly into the Master Collateral Account or the Collection Account. Upon deposit of such funds into the Master Collateral Account or the Collection Account, as the case may be, the Issuer shall cause the lien of the Trustee and Master Collateral Agent (pursuant to the terms of the Master Collateral Agency Agreement) in such Vehicle Repurchase Rights to be released. Prior to any Manufacturer Receivables Transfer Agreement becoming effective, it must contain a non-petition clause with respect to the Issuer providing equivalent protections to the provisions of Section 13.16 hereof and the Trustee shall have received an Opinion of Counsel addressing the matters set forth in Section 2.2(f)(x).

ARTICLE 4.

REPORTS

Section 4.1   Agreement of Servicer to Provide Reports and Instructions.

(a)                                  Pursuant to the Lease and the Master Collateral Agency Agreement, the Servicer has agreed to provide certain reports specified therein and may act on behalf of the Issuer hereunder. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Servicer in lieu of the Trustee or the Issuer and such actions by the Servicer.

(b)                                 The Trustee and the Paying Agent shall promptly follow the lie instructions of the Servicer given pursuant to the Lease to withdraw funds from the

Collection Account and make drawings under any Enhancement, as provided in the applicable Series Supplement.

ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1   Collection Account.

(a)                                  Establishment of Collection Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Secured Parties, or cause to be established and maintained, an account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties, The Collection Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account; provided that, if such account is not a segregated trust account and is maintained with a Qualified Institution and at any time such Qualified Institution fails to satisfy the definition of Qualified Institution, then the Trustee shall, within 10 Business Days of such failure, establish a new Collection Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account. In connection with the establishment of a new Collection Account pursuant to the preceding sentence, the Trustee shall transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with The Bank of New York, For all purposes hereunder and for the avoidance of doubt, the Collection Account has been established solely for the benefit of the Group I Noteholders, and in connection with the issuance of a Segregated Series of Notes, the Issuer will establish with the Trustee a separate and segregated trust account with respect to collections under the Series-Specific Collateral related to such Segregated Series of Notes as contemplated by Section 2.3(b).

(b)                                 Establishment of Additional Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or Administrative Subaccounts to facilitate the proper allocation of Collections in accordance with the terms of such Series Supplement.

(c)                                  Administration of the Collection Account. The Issuer, the Servicer or a Person designated in writing by the Servicer to act on behalf of the Servicer with written notification to the Trustee, shall instruct the institution maintaining the Collection

Account in writing to invest funds on deposit in the Collection Account (including any administrative subaccounts thereof) at all times in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that except as provided in any Group I Supplement, any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were so invested, except for any Permitted Investment held in the Collection Account (including any administrative subaccounts thereof) which is in an investment made by the Paying Agent institution, in which event such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date, All such Permitted Investments will be credited to the Collection Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and that is not a United States Security Entitlement or a Security Entitlement) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition. The Trustee shall, at the expense of the Issuer take such action as is requested of it to maintain the Trustee’s security interest in the Permitted Investments credited to the Collection Account. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. Neither the Issuer nor the Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investment.

(d)                                 Earnings from Collection Account. Subject to the restrictions set forth above, the Issuer, the Servicer or a Person designated in writing by the Servicer to act on behalf of the Servicer with written notification to the Trustee shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to (i) the investment of funds on deposit in the Collection Account and (ii) liquidation of such investments. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.

Section 5.2   Collections and Allocations.

(a)                                  Collections in General. Until this Indenture is terminated pursuant to Section 11.1, the Issuer shall, and the Trustee is authorized to, direct all Collections due and to become due to the Issuer or the Trustee, as the case may be, (i) under or in connection with the Pledged Master Collateral for which the Trustee (on behalf of the Secured Parties) is designated as the Financing Source and the ARG Trustee is designated as the Beneficiary under the Master Collateral Agency Agreement (including, without limitation, amounts due from Manufacturers and related auction houses under their Manufacturer Programs with respect to Vehicles other than Exchanged Vehicles but excluding amounts representing the proceeds from sales of Vehicles by any Lessee or the Lessor to third parties other than the Manufacturers, warranty payments and insurance proceeds) to be paid directly to the Master Collateral Agent for deposit into a Master

Collateral Account; (ii) with respect to amounts representing the proceeds from sales of Vehicles (other than Exchanged Vehicles) by any Lessee or the Lessor to third parties other than the Manufacturers to be deposited by such Lessee or the Lessor, as the case may be, within two Business Days of its receipt thereof into a Master Collateral Account or the Collection Account; (iii) under the Lease to be paid directly to the Trustee for deposit into the Collection Account; and (iv) from any other source (other than Collections excluded under clause (i) above) to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by any Lessee or the Lessor, as the case may be, into the Collection Account within two Business Days of its receipt thereof (and, in each case, the Issuer represents to the Secured Parties that it has instructed the Lessees, the Servicer, the Manufacturers, and any other source of Collections, as applicable, to so remit such amounts). Upon the occurrence and during the continuance of an Amortization Event, Potential Amortization Event or Affiliate Issuer Liquidation Event of Default, insurance proceeds and warranty payments (with respect to Vehicles other than Exchanged Vehicles) will be deposited in a Master Collateral Account within two Business Days of their receipt by any Lessee, the Lessor or the Servicer, as applicable; provided, however, upon the delivery of an Officer’s Certificate of the Servicer to the Trustee (upon which it may conclusively rely) certifying (i) that a Vehicle for which insurance proceeds or warranty payments (which are not Excluded Payments), as the case may be, have been received in the Collection Account has been repaired and (ii) as to the dollar amount of such repairs, the Trustee shall release to the Lessee thereof insurance proceeds or warranty payments, as the case may be, in such dollar amount (to the extent not previously applied hereunder). The Issuer agrees that if any such monies, instruments, cash or other proceeds shall be received by the Issuer in an account other than a Master Collateral Account and the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Issuer with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer for, and immediately (but in any event within two Business Days from receipt) paid over to the Trustee or the Master Collateral Agent, as applicable, with any necessary endorsement. All amounts on deposit in the Master Collateral Accounts shall be allocated and distributed to the Trustee and other Beneficiaries as provided in the Master Collateral Agency Agreement. Subject to Section 9.10, all monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Master Collateral Agent) shall be promptly deposited in the Collection Account and, except for the amounts payable by the Issuer to GM as described in Section 5.2(e) shall be applied as provided in this Article 5.

(b)                                 Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution or qualified corporate trust department pursuant to Section 5.1(a), the Issuer, the Servicers and the Lessees shall deposit or cause to be deposited all Collections as set forth in Section 5.2(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account

(unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account). The Issuer will instruct the Lessees and the Servicer as to the foregoing requirements of this subsection (b).

(c)                                  Sharing Collections. In the manner described in the related Series Supplement, to the extent that Principal Collections that are allocated to any Series of Group I Notes are not needed to make payments to Noteholders of such Series of Group I Notes or required to be deposited in a reserve account or a Distribution Account for such Series of Group I Notes, such Principal Collections, subject to any restrictions in such related Series Supplement, may, at the direction of the Issuer, be applied to cover principal payments due to or for the benefit of Noteholders of another Series of Group I Notes. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such Principal Collections were initially allocated.

(d)                                 Unapplied Principal Collections. If, after giving effect to Section 5.2(c), Principal Collections allocated to any Series of Group I Notes are in excess of the amount required to be paid in respect of such Series, then any such excess Principal Collections shall be allocated to the Issuer or such other party as may be entitled thereto as set forth in any Series Supplement. Notwithstanding anything to the contrary contained herein, no Series of Notes that are not Group I Notes shall have any right or claim to any such excess Principal Collections.

(e)                                  Payments To GM. Notwithstanding anything herein to the contrary, the Issuer agrees that it will, and the Trustee agrees that the Issuer will, to the extent that it receives payments under the Lease (i) that are applied in accordance with Section 10(g)(iv) of the Lease Annex as Depreciation Charges that accrued on GM Freeze Vehicles during a GM Freeze Period or (ii) that are applied in accordance with Section 10(g)(v) of the Lease Annex as Monthly GM Mileage Charges, be obligated to pay to GM the Monthly GM Mileage Charges to the extent of the payments under the Lease that are applied in accordance with Section 10(g)(v) of the Lease Annex as Monthly GM Mileage Charges and an amount equal to the amount referred to in (i) above times the GM Pro Rata Share on the date such payments are received.

The Servicer shall determine the amount of the payments made by the Lessees or the Guarantor under the Lease and deposited into the Collection Account that are properly characterized as GM Past Due Monthly Depreciation Charges or Monthly GM Mileage Charges in accordance with the Lease Annex and the Servicer shall deliver an Officer’s Certificate of the Servicer to the Trustee and the Issuer certifying the amount, if any, of any such payments. Upon the receipt of any such Officer’s Certificate, the Trustee shall withdraw from the Collection Account and pay to GM the amount set forth in such Officer’s Certificate.

Section 5.3   Determination of Monthly Interest.

Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.4   Determination of Monthly Principal.

Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

Section 5.5   Paired Series.

To the extent provided in a Series Supplement, any Series of Notes may be paired with one or more other Series (each, a “Paired Series”). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders of the Series paired to the Paired Series, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such prefunded Paired Series will be released and paid to the Issuer or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Issuer and, in either case, the invested amount of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series paired to the Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Series Supplement.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]

ARTICLE 6.

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Section 6.1   Distributions in General.

(a)                                  Unless otherwise specified in the applicable Series Supplement, on each Distribution Date with respect to each Outstanding Series, (i) the Trustee or the

Paying Agent shall deposit (in accordance with the Monthly Certificate delivered to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account (or in the case of a Segregated Series of Notes, the collection account established pursuant to the related Series Supplement) allocable to Noteholders of such Series as interest and, if during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Series Supplement, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

(b)                                 Unless otherwise specified in the applicable Series Supplement, on each Distribution Date, the Trustee or the Paying Agent shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Distribution Date. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder’s pro rata share of the aggregate principal amount of the Notes of such Series held by such Noteholder; provided, however, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

(c)                                  Unless otherwise specified in the applicable Series Supplement, amounts distributable to a Noteholder pursuant to this Section 6.1 shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the Distribution Account no later than 10:00 a.m. (New York City time) for credit to the account designated by such Noteholder.

(d)                                 Unless otherwise specified in the applicable Series Supplement (i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

(e)                                  All distributions in respect of Notes represented by a Temporary Global Note will be made only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Clearstream shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit A. The delivery to the Trustee by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Issuer and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Base Indenture and the Temporary Global Note. No payments of interest will be made on a Temporary Global Note after the Exchange Date therefor.

Section 6.2  Optional Repurchase of Notes.

On or after the date set forth in the Series Supplement related to a Series of Notes, the Issuer shall have the option to purchase all Outstanding Notes of such Series, or class of such Series, at a purchase price set forth in such Series Supplement. Unless otherwise specified in the related Series Supplement, the Issuer shall give the Trustee at least 30 days’ prior written notice of the date on which the Issuer intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on the date set for purchase, an amount equal to the purchase price for the Notes of such Series will be deposited into the Distribution Account or the Collection Account (or in the case of a Segregated Series of Notes, the collection account established pursuant to the related Series Supplement) for such Series in immediately available funds. The funds dsposited into such Distribution Account or the Collection Account (or in the case of a Segregated Series of Notes, the collection account established pursuant to the related Series Supplement) or distributed to the Trustee or the Paying Agent will be passed through in full to the Noteholders of such Series on such date.

Section 6.3   Monthly Noteholders’ Statement.

Unless otherwise specified in the related Series Supplement, on each Distribution Date, the Trustee or the Paying Agent shall forward to each Noteholder of record of each Outstanding Series the Monthly Noteholders’ Statement with respect to such Series, with a copy to the Trustee (if other than the Paying Agent) and any Enhancement Provider with respect to such Series.

Section 6.4   Annual Noteholders’ Tax Statement.

Unless otherwise specified in the related Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2006, the Trustee or the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Issuer (or the Servicer on its behalf) containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as the Issuer or the Servicer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of the Issuer to prepare and the Trustee or the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Tustee and the Secured Parties, as follows as of each Series Closing Date:

Section 7.1   Existence and Power.

(a)                                  The Issuer (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and (iii) has all limited partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

(b)                                 The General Partner (i) is the sole general partner of the Issuer, (ii) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (iii) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and (iv) has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

Section 7.2   Limited Partnership and Governmental Authorization.

The execution, delivery and performance by the Issuer of this Indenture, the related Series Supplement and the other Related Documents to which it is a party (other than any Related Document relating solely to a Segregated Series) (a) are within the Issuer’s limited partnership powers, have been duly authorized by all necessary limited partnership action and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of limited partnership or limited partnership agreement of the Issuer or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of its Assets or result in the creation or imposition of any Lien on any Asset of the Issuer, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which the Issuer is a party (other than any Related Document relating solely to a Segregated Series) have been executed and delivered by a duly authorized officer of the Issuer.

Section 7.3   Binding Effect.

This Indenture and each other Related Document (other than any Related Document relating solely to a Segregated Series) are legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.4  Registered Organization.

The Issuer is a Registered Organization.

Section 7.5   Litigation.

There is no action, suit or proceeding pending against or, to the knowledge of the Issuer, threatened against the Issuer before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance or condition (financial or otherwise) of the Issuer or which in any manner draws into question the validity or enforceability of this Indenture, any Series Supplement or any other Related Document (other than any Related Document relating solely to a Segregated Series) or the ability of the Issuer to perform its obligations hereunder or thereunder.

Section 7.6  No ERISA Plan.

The Issuer has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

Section 7.7   Tax Filings and Expenses.

The Issuer has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of the Issuer, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited partnership authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

Section 7.8   Disclosure.

All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of the Issuer pursuant to any provision of this Indenture or any Related Document (other than any Related Document relating solely to a Segregated Series), or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document (other than any Related Document relating solely to a Segregated Series), shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Trustee to the effect specified herein.

Section 7.9   Investment Company Act; Securities Act.

The Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the related Series Supplement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

Section 7.10   Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11   No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Indenture or any related Series Supplement or for the performance by the Issuer of any of its obligations hereunder or thereunder or under any other Related Document (other than any Related Document relating solely to a Segregated Series) other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Issuer and are currently in effect.

Section 7.12   Solvency.

Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, the Issuer is solvent within the meaning of the Bankruptcy Code and the Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Issuer.

Section 7.13   Ownership of Limited Partnership Interests; Subsidiary.

The sole general partner of the Issuer is the General Partner and the sole limited partner of the Issuer is Vanguard, all of the issued and outstanding common stock of the General Partner is owned by Vanguard, all of which common stock has been validly issued, is fully paid and non-assessable and is owned of record by such corporation. The Issuer has no subsidiaries and owns no capital stock of, or other interest in, any other Person.

Section 7.14   Security Interests.

(a)                                  All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Manufacturer Programs to the Master Collateral Agent and the notation on the Certificates of Title for all Vehicles of the Master Collateral Agent’s Lien), to protect and perfect the Trustee’s security interest in the Collateral and the Master Collateral Agent’s security interest in the Pledged Master Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

(b)                                 No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Trustee in connection with this Indenture or the Master Collateral Agent in connection with the Master Collateral Agency Agreement.

(c)                                  This Base Indenture creates a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien will be prior to all other Liens (other than Permitted Liens), and the Master Collateral Agency Agreement creates a valid and continuing Lien on the Pledged Master Collateral in favor of the Master Collateral Agent prior to all other Liens (other than Permitted Liens) and, in each case, will be enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interests has been duly taken.

(d)                                 Except for a change made pursuant to Section 8.21, (i) the Issuer’s sole place of business and chief executive office shall be at, and the place where its records concerning the Collateral are kept is at: 7700 France Avenue South, Minneapolis, Minnesota and (ii) the Issuer’s jurisdiction of organization is Delaware. The Issuer does not transact, and has not transacted, business under any other name.

(e)                                  All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to file financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

(f)                                    This Base Indenture creates a valid and continuing Lien (as defined in the New York UCC) in the General Intangibles Collateral and the Collection Account Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such first priority security interest has been duly taken.

(g)                                 The General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.

(h)                                 The Issuer owns and has good and marketable title to the General Intangibles Collateral and the Collection Account Collateral free and clear of any Liens (except for Permitted Liens), claim or encumbrance of any Person.

(i)                                     The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the General Intangibles Collateral granted to the Trustee in favor of the Secured Parties hereunder.

(j)                                     Other than the security interest granted to the Trustee in favor of the Secured Parties herein, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the General Intangibles Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the General Intangibles Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Secured Parties hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

Section 7.15   Binding Effect of Lease.

The Lease is in full force and effect and there are no outstanding Lease Events of Default or Potential Lease Events of Default.

Section 7.16   Non-Existence of Other Agreements.

As of the date of the issuance of the first Series of Notes, other than as permitted by Section 8.24 and Section 8.26 hereof (i) the Issuer is not a party to any contract or agreement of any kind or nature and (ii) the Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

Section 7.17   Manufacturer Programs.

The Issuer is an Authorized Fleet Purchaser under each Manufacturer Program and no Manufacturer Event of Default or Potential Manufacturer Event of Default has occurred and is continuing with respect to each Manufacturer providing any such Manufacturer Program, in each case in respect of which (i) Program Vehicles will be acquired or refinanced by the Issuer and leased under the Lease or (ii) Eligible Receivables will be financed or refinanced by the Issuer hereunder.

Section 7.18   Other Representations.

All representations and warranties of the Issuer made in each Related Document (other than any Related Document relating solely to a Segregated Series) to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein (except to the extent such representations and warranties relate to an earlier date, in which event, such representations and warranties are repeated herein as of such earlier date).

ARTICLE 8.

COVENANTS

Section 8.1   Payment of Notes.

The Issuer shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8.2   Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

Section 8.3   Information.

The Issuer will deliver or cause to be delivered to the Trustee:

(a)                                  promptly upon the delivery by the Servicer to the Issuer, a copy of the financial information and other materials required to be delivered by the Servicer to the Issuer and the Master Collateral Agent pursuant to the Lease (delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates));

(b)                                 from time to time such additional information regarding the financial position, results of operations or business of any Lessee, Vanguard or Vanguard Holdings, as the Trustee may reasonably request to the extent that such Lessee, Vanguard or Vanguard Holdings, as the case may be, delivers such information to the Issuer pursuant to the Lease (delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates));

(c)                                  at the time of delivery of the items described in clause (a) above, a certificate of an officer of the Issuer that, except as provided in any certificate deivered in accordance with Section 8.10, no Amortization Event, Lease Event of Default or (to the best of such officer’s knowledge) Potential Amortization Event or Potential lease Event of Default has occurred or is continuing during the applicable fiscal quarter;

(d)                                 on or prior to June 30 of each year, a certificate of an Authorized Officer of the Issuer certifying that no change in the Manufacturer Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to the Lease or any other Related Document, and the Issuer has apprised the Rating Agencies of all material changes in the Manufacturer Programs occurring since the date of this Indenture;

(e)                                  on or prior to the twentieth day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a copy of the Monthly Vehicle Statement relating to the Collateral as of the last Business Day of the immediately preceding month received by the Issuer from the Servicer pursuant to the Lease; and

(f)                                    promptly following the introduction of any prospective change in any Manufacturer Program or the introduction of any new Manufacturer Program by an existing Manufacturer, or, if later, the date the Issuer or any Lessee obtains notice thereof, notice of the same and notice thereof to the Rating Agencies describing the principal terms thereof, and at least annually a copy of each Manufacturer Program to the Rating Agencies.

Section 8.4   Payment of Obligations.

The Issuer will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP applied on a consistent basis, reserves as appropriate for the accrual of any of the same.

Section 8.5   Rule 144A Information Requirement.

For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder in connection with any sale thereof and any prospective purchaser of Notes from such Noteholder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

Section 8.6   Conduct of Business and Maintenance of Existence.

The Issuer will maintain its existence as a limited partnership validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited partnership licensed under the laws of each state in which the failure to so qualify would have a Material Adverse Effect with respect to the Issuer.

Section 8.7   Compliance with Laws.

The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where such noncompliance would not have a Material Adverse Effect with respect to the Issuer; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of the Issuer.

Section 8.8   Inspection of Property, Books and Records.

The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP applied on a consistent basis; and will permit the Trustee, and/or any Person designated by the Trustee, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

Section 8.9   Compliance with Related Documents.

The Issuer will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party, subject to the grace periods set forth therein, and will not take any action which would permit any Lessee to have the right to refuse to perform any of its respective obligations under any such Related Document.

Section 8.10   Notice of Defaults.

(a)                                  Promptly (and in any event within five Business Days) upon becoming aware of any Potential Amortization Event, Amortization Event, Lease Event of Default or Potential Lease Event of Default, the Issuer shall give the Trustee and the Rating Agencies written notice thereof, together with a certificate of an Authorized Officer of the Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer; and

(b)                                 Promptly upon becoming aware of any default under any Related Document or under any Manufacturer Program, the Issuer shall give the Trustee and the Rating Agencies written notice thereof.

Section 8.11   Notice of Material Proceedings.

Promptly upon becoming aware thereof, the Issuer shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer which is reasonably likely to have a Material Adverse Effect with respect to the Issuer.

Section 8.12   Further Requests.

The Issuer will promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby.

Section 8.13   Further Assurances.

(a)                                  The Issuer shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as is required or as the Trustee or the Requisite Investors reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Master Collateral Agency Agreement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and physically delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this Section 8.13(a), the Issuer shall take all actions that are required to maintain the security interest of the Trustee in the Collateral and of the Master Collateral Agent in the Pledged Master Collateral as a perfected security interest subject to no prior Liens, including, without limitation (i) filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Master Collateral Agent to be noted on all Certificates of Title and (iii) except as otherwise provided in the Master Collateral Agency Agreement, causing the Servicer, as agent for the Master Collateral Agent, to maintain possession of the applicable Certificates of Title for the benefit of the Master Collateral Agent pursuant to and in accordance with Section 2.6 of the Master Collateral Agency Agreement. If the Issuer fails to perform any of its agreements or obligations under this Section 8.13(a), the Trustee may (but shall not be required to) itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by the Issuer upon the Trustee’s demand therefor; provided, however, prior to taking any such action, the Trustee shall give notice of such intention to the Issuer and provide the Issuer with a reasonable opportunity to take such action itself. The Issuer also hereby authorizes the Trustee, and appoints the Trustee as its agent and attorney in fact, to file any such financing statement or continuation statement in order to perfect or maintain the first-priority Lien created by this Indenture in the Collateral, but Trustee shall not be obligated to so file.

(b)                                 The Issuer will warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(c)                                  If so requested by Noteholders holding 10% or in excess of 10% of the aggregate Invested Amount of any Series of Notes (excluding for the purposes of making the foregoing calculation, any Notes held by Vanguard Holdings or any Affiliate of Vanguard Holdings (other than any Series of Notes held by an Affiliate Issuer)), the Issuer will provide, no more frequently than annually and, without the request of Noteholders six months prior to the fifth anniversary of the date hereof, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

Section 8.14   Manufacturer Programs.

(a)                                  Prior to acquiring any Program Vehicles, the Issuer will have received (i) an executed Assignment Agreement with respect to the Manufacturer Program covering such Program Vehicle, (ii) if any Series of Outstanding Notes is held by an Affiliate Issuer and any series of securities issued by an Affiliate Issuer is then being rated by a Rating Agency and, if so required by any such Rating Agency, a written confirmation from such Rating Agency that the acquisition of Vehicles pursuant to such Manufacturer Program satisfies the Rating Agency Confirmation Condition with respect to such Series of Notes and (iii) if there is a material change to a Manufacturer program during a model year, written confirmation from each such Rating Agency that the acquisition of Program Vehicles pursuant to such Manufacturer Program satisfies the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes; provided that the satisfaction of the Confirmation Condition with respect to a Manufacturer shall not constitute a material change for purposes of this Section 8.14. A copy of the rating confirmations set forth in clauses (ii) and (iii) will promptly be delivered to the Trustee for delivery to the Noteholders of any Outstanding series of Notes.

(b)                                 The Issuer will (a) provide the Trustee and the Rating Agencies with at least 15 days’ prior written notice of its intention to finance Program Vehicles from any new Manufacturer and (b) provide the Trustee with a copy of the draft

Manufacturer Program of such Manufacturer as it exists at the time of such notice and a copy of the final Manufacturer Program promptly upon its being available. In no event shall the Issuer agree, to the extent any consent of the Issuer is solicited or required by the Manufacturer or any assignor of such Manufacturer Program, to any change in any Manufacturer Program that is reasonably likely to materially adversely affect its rights or the rights of the Noteholders with respect to any Program Vehicle previously purchased or financed under such Manufacturer Program.

Section 8.15   Liens.

The Issuer will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties, (ii) Liens upon Exchanged Vehicle Repurchase Rights and Exchanged Vehicle Insurance Payments in favor of the Exchange Lender, (iii) Permitted Liens, (iv) Liens under the Second Base Indenture existing as of the date hereof that do not encumber the Collateral and (v) Liens upon Transferred Vehicle Repurchase Rights in favor of a Manufacturer Receivables Transferee or a Manufacturer Receivables Purchaser.

Section 8.16   Other Indebtedness.

Neither the Issuer nor the General Partner will create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder, (ii) Indebtedness existing as of the date hereof and permitted under the Second Base Indenture, (iii) Indebtedness permitted under any other Related Document, (iv) Indebtedness to an Exchange Lender for the purchase of Replacement Vehicles, which Indebtedness is non-recourse to the Issuer, the General Partner or any Pledged Master Collateral, and is created pursuant to an Exchange Financing Agreement, and (v) Indebtedness to a Manufacturer Receivables Transferee pursuant to a Manufacturer Receivables Transfer Agreements which Indebtedness is non-recourse to the Issuer, the General Partner and any Pledged Master Collateral,

Section 8.17   Mergers.

Neither the Issuer nor the General Partner will merge or consolidate with or into any other Person.

Section 8.18   Sales of Assets.

The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents, the Second Base Indenture (solely with respect to Assets not constituting Collateral), the GM Side Letter and the Note Receivables Trust Agreement and provided that if such Assets constitute Collateral or Pledged Master Collateral with respect to which the ARG Trustee is Beneficiary the proceeds received by the Issuer are paid directly to the Collection Account (or a similar collection account established by the Issuer with the Trustee as contemplated by Section 2.3(b) and 5.1 in respect of a new pool of Series-Specific Collateral) or the Master Collateral Account or deposited by the Issuer into the Collection Account (or a similar collection account established by the Issuer with the Trustee as contemplated by Section 2.3(b) and 5.1 in respect of a new pool of Series-Specific Collateral) or the Master Collateral Account within two Business Days after receipt thereof by the Issuer (except that amounts payable to the Issuer with respect to Exchanged Vehicles by the related Manufacturer under its Manufacturer Program shall be paid into the Exchange Account).

Section 8.19 Acquisition of Assets.

Neither the Issuer nor the General Partner will acquire, by long-term or operating lease or otherwise, any Assets except in accordance with the terms of the Related Documents or the Second Base Indenture.

Section 8.20 Dividends, Officers’ Compensation, etc.

Neither the Issuer nor the General Partner will (i) declare or pay any distributions on any of its partnership interests or shares of its capital stock, as the case may be. or make any purchase, redemption or other acquisition of, any of its partnership interests or shares of its capital stock, as the case may be provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing or would result therefrom, the Issuer and the General Partner may declare and pay distributions out of capital or earnings computed in accordance with GAAP applied on a consistent basis or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of capital or earnings computed in accordance with GAAP applied on a consistent basis.

Section 8.21 Name; Principal Office.

The Issuer will neither (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business (within the meaning of the applicable UCC) without thirty (30) days’ prior written notice to the Trustee and the Master Collateral Agent nor (b) change its name or corporate structure to such an extent that any financing statement filed in connection with this Base Indenture would become misleading without prior written notice to the Trustee and the Master Collateral Agent sufficient to allow the Trustee and the Master Collateral Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Collateral or of the Master Collateral Agent in the Pledged Master Collateral pursuant to this Base Indenture or the Master Collateral Agency Agreement, as the case may be. In the event that Issuer desires to so change its jurisdiction of organization, its name or corporate structure, the Issuer will make any required filings and prior to actually changing its jurisdiction of organization, its name or corporate structure, the Issuer will deliver to the Trustee and the Master Collateral Agent (i) an Officers’ Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral and the perfected interest of the Master Collateral Agent in the Pledged Master Collateral in respect of the new jurisdiction of organization, new name or corporate structure of the Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.22   Organizational Documents.

Neither the Issuer nor the General Partner will amend any of its organizational documents, including the certificate of limited partnership or limited partnership agreement of the Issuer and the certificate of formation and limited liability company agreement of the General Partner unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes will be met.

Section 8.23   Investments.

Neither the Issuer nor the General Partner will make, incur, or suffer to exist any loan, advance, extension of credit to, or other investment in, any Person other than (in the case of the Issuer) pursuant to the Subordinated Note or as permitted by the Related Documents and the Second Base Indenture and with respect to Permitted Investments and (in the case of the General Partner) in the Issuer; provided, however, that upon the occurrence and during the continuance of an Amortization Event, the Issuer shall not advance any additional amounts under the Subordinated Note. In addition, without limiting the generality of the foregoing, the Issuer will not cause the Trustee to make any Permitted Investments on the Issuer’s behalf that would have the effect of causing the Issuer to be an “investment company” within the meaning of the Investment Company Act.

Section 8.24   No Other Agreements.

The Issuer will not (a) enter into or be a party to any agreement or instrument other than any Related Document, the Second Base Indenture (and any documents permitted under the Second Base Indenture that do not affect the Collateral), the GM Side Letter, any Manufacturer Receivables Transfer Agreement, the Note Receivables Trust Agreement or any documents related to any Enhancement, an Exchange Agreement, an Exchange Financing Agreement or documents and agreeements incidental thereto or entered into as contemplated in Section 8.26 or (b) except as provided for in Sections 12.1 or 12.2, amend, modify or waive any provision of my Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Related Document, except as permitted in Section 13.2(a).

Section 8.25   Other Business.

Neither the Issuer nor the General Partner will engage in any business or enterprise or enter into any transaction other than (i) the acquisition, financing, refinancing and disposition of Eligible Receivables and Eligible Vehicles and the leasing of Eligible Vehicles in accordance with the Related Documents, the related exercise of its rights as lessor under the Lease, the making of loans to Vanguard pursuant to the Subordinated Note in accordance with Section 8.23, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to either of the foregoing (including transactions contemplated in Sections 8.24 and 8.26). or (ii) such transactions entered into as of the date hereof under the Second Base Indenture in effect on the date hereof.

Section 8.26   Maintenance of Separate Existence.

Each of the Issuer and the General Partner will do all things necessary to maintain its limited partnership or limited liability company existence separate and apart from that of Vanguard Holdings and Affiliates of Vanguard Holdings including, without limitation, (i) practicing and adhering to limited partnership or limited liability company formalities, such as maintaining appropriate books and records; (ii) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (iii) not (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (B) having obligations guaranteed by any of its Affiliates, (C) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate other than as required by the Related Documents with respect to insurance on the Vehicles; (iv) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (v) maintaining its financial records and books of account separate and apart from those of any other Person; (vi) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (vii) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a telephone number separate and apart from that of any of its Affiliates; (viii) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (ix) allocating, on an arm’s-length basis, all shared corporate, limited partnership or limited liability company operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; (x) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Issuer, the General Partner, Vanguard, Vanguard Holdings or any Affiliate of Vanguard Holdings, to substantively consolidate the Issuer or the General Partner with Vanguard, Vanguard Holdings or any Affiliate of Vanguard Holdings; (xi) remaining solvent and (xii) conducting all of its business (whether written or oral) solely in its own name. Each of the Issuer and the General Partner acknowledges its receipt of a copy of those certain opinion letters issued by Weil, Gotshal & Manges LLP dated the date of issuance of the initial Series of Notes addressing the issue of substantive consolidation as it may relate to Vanguard, Vanguard Holdings, the General Partner and the Issuer and the characterization of the Lease as a “true lease”. The Issuer and the General Partner hereby agree to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letters and relating to the Issuer or the General Partner. On an annual basis, commencing on October 31, 2005, the Issuer will provide to the Rating Agencies, the Trustee and the Master Collateral Agent, an Officer’s Certificate certifying that it is in compliance with its obligations under this Section 8.26.

Section 8.27   Use of Proceeds of Notes.

The Issuer shall use the proceeds of Notes solely for one or more of the following purposes: (a) to pay amortizing Group I Notes when due or to prepay Group I Notes, in accordance with this Indenture and any Series Supplement; (b) to acquire Eligible Vehicles in accordance with the Lease; (c) to refinance Eligible Receivables; or (d) to make loans pursuant to the Subordinated Note in accordance with Section 8.23 or (d) any other purpose permitted under the related Series Supplement.

Section 8.28   Vehicles.

The Issuer shall use commercially reasonable efforts to maintain, and to cause the Lessees to maintain, good, legal and marketable title to the Vehicles leased under the Lease, free and clear of all Liens except for Permitted Liens.

Section 8.29   Amendments to Exchange Documents.

The Issuer shall not agree to any amendment of or waiver under (a) any Exchange Agreement, except such amendments or waivers as will not, in the aggregate, result in a material adverse effect on the interest of the Noteholders of any Series, or (b) any Exchange Financing Agreement, except such amendments or waivers as are made only to cure any ambiguity, defect or inconsistency in, or to correct or supplement any provision of, this Indenture or such Exchange Financing Agreement, unless, in each case, prior to the effectiveness of any such amendment or waiver, the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such amendment or waiver.

Section 8.30   No ERISA Plan.

The Issuer will not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

Section 8.31   Registered Organization.

The Issuer will maintain its status as a Registered Organization.

ARTICLE 9.

AMORTIZATION EVENTS AND REMEDIES

Section 9.1   Amortization Events.

If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes (each, an “Amortization Event”‘):

(a)                                  the occurrence of an Event of Bankruptcy with respect to the Issuer or the General Partner;

(b)                                 reserved;

(c)                                  the Issuer shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act of 1940, as amended;

(d)                                 reserved;

(e)                                  reserved; and

(f)                                    any other event shall occur which may be specified in any Series Supplement as an “Amortization Event”:

then (i) in the case of any event described in clause (f) above, subject to clause (iii) below, either the Trustee, by written notice to the Issuer, or the Required Noteholders of the applicable Series of Notes, by written notice to the Issuer and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice, or (ii) in the case of any event described in clause (a) or (c) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders or (iii) in the case of any event described in clause (f) above, if the Amortization Event arising from such event is only subject to waiver by 100% of the applicable Noteholders as set forth in the applicable Series Supplement, an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken or not taken by it upon the occurrence of an Amortization Event unless a Responsible Officer has actual knowledge of such Amortization Event; and provided, further the provisions of this sentence shall not insulate the Trustee from liability arising out of its negligence or willful misconduct.

Section 9.2   Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

(a)                                  General. If and whenever an Amortization Event shall have occurred and be continuing, the Trustee may and, at the written direction of the ARG Trustee shall, exercise (or direct the Master Collateral Agent and/or Disposition Agent to exercise) from time to time any rights and remedies available to it under applicable law or any Related Document. Any amounts obtained by the Trustee (or by the Master Collateral Agent) on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Issuer Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Amortization Event to the extent set forth therein.

(b)                                 Lease. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the written direction of the ARG Trustee, shall direct the Issuer to exercise (and the Issuer agrees to exercise), to the extent necessary, all rights, remedies, powers, privileges and claims of the Issuer against the Lessees and the Guarantor under or in connection with the Lease and any of the Related Documents and against any party to any Related Document, including the right or power to take any action to compel performance or observance by the Lessees, the Guarantor or any such party of its obligations to the Issuer, the right to take possession of any of the Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Lease, and any right of the Issuer to take such action independent of such direction shall be suspended.

(c)                                  Manufacturer Programs and Vehicles. (i) Upon the occurrence of a Liquidation Event of Default, the Trustee, upon direction of the ARG Trustee, shall exercise its rights under the Lease and cause the Issuer or the Lessees to return the Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer’s Manufacturer Program and so long as a Manufacturer Event of Default has not occurred and is continuing with respect to the related Manufacturer) and then, to the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred and is continuing with respect to the related Manufacturer), shall cause the Issuer or the Lessees to liquidate the Program Vehicles in accordance with the rights of the Issuer under the Lease and to otherwise sell or cause to be sold to third parties all Non-Program Vehicles. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, the Trustee, upon direction of the ARG Trustee, shall exercise its rights under the Lease and cause the Issuer or the Lessees to return Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer’s Manufacturer Program and so long as a Manufacturer Event of Default has not occurred and is continuing with respect to the related Manufacturer) and to sell Non-Program Vehicles or cause Non-Program Vehicles to be sold to third parties in an amount sufficient to pay the lesser of all interest and principal on such Series of Notes and the amount payable in respect of such Series of Notes after the occurrence of an Affiliate Issuer Liquidation Event set forth in the applicable Series Supplement, taking into account the availability of proceeds of Vehicles being disposed of under the Leasing Company Leases, and to the extent that any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred and is continuing with respect to the related Manufacturer), shall cause the Issuer or the Lessees to liquidate such Program Vehicles in accordance with the rights of the Issuer under the Lease; provided, however, that the Issuer shall select the Program Vehicles to be returned to the related Manufacturers and the Non-Program Vehicles to be sold to third parties in a manner that does not adversely affect in any material respect the interests of the Noteholders of any Series of Notes or any Enhancement Provider.

(ii)                                  In addition to, and not in limitation of, the remedies and duties of the Trustee set forth in subsection (i) above or (iii) below, if a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the written direction of the ARG Trustee, shall cause the Issuer or the Lessees to exercise all rights, remedies, powers, privileges and claims of the Issuer or the Lessees, as the case may be, against the Manufacturers under or in connection with the Manufacturer Programs.

(iii)                               Following the occurrence of a Liquidation Event of Default It or a Limited Liquidation Event of Default, in the event that either (i) an Event of Bankruptcy with respect to any Manufacturer of Program Vehicles shall have occurred and such Manufacturer shall fail to repurchase any Eligible Vehicles in accordance with the terms of the related Manufacturer Program or (ii) if there has occurred and is continuing any other Manufacturer Event of Default, the Trustee shall cause the Issuer or the Lessees to sell any and all Program Vehicles covered by the related Manufacturer Program of such Manufacturer for the highest purchase price offered and, promptly upon receipt, to deposit the proceeds of such sale into a Master Collateral Account for allocation under the Master Co: lateral Agency Agreement.

(iv)                              The Lessor agrees that upon revocation of the Power of Attorney given to the Lessees and the Servicer pursuant to Section 9 of the Lease, at the direction of the Trustee, it will execute a Power of Attorney (substantially in the form of Exhibit B to the Lease) and such other related documents as are necessary to allow any Beneficiary Agent (as defined in the Master Collateral Agency Agreement) acting for the ARG Trustee to dispose of the Vehicles.

(d)                                 Failure of the Issuer, the Master Collateral Agent or any Lessee to Take Action. If (i) the Issuer or any Lessee shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish the directions of the Trustee given pursuant to clause (a), (b) or (c) above, (ii) the Issuer or any Lessee refuses to take such action, or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the ARG Trustee shall), take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct the Issuer or such Lessee to take such action). In the event that the Trustee determines to take action pursuant to the immediately preceding sentence, the Trustee may institute legal proceedings for the appointment of a receiver or receivers pursuant to the powers of sale granted by this Indenture or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture.

(e)                                  Sale of Collateral. Upon any sale of any of the Collateral directly by the Trustee (or its agent), or by the Master Collateral Agent (or its agent) at the direction of the ARG Trustee, whether made under the power of sale given under this Section 9.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture;

(i)                                     the Trustee, any Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

(ii)                                  the Trustee (or its agent), or the Master Collateral Agent (or its agent) at the direction of the ARG Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)                               all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Issuer of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against the Issuer, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Issuer its successors or assigns;

(iv)                              the receipt of the Trustee or of the agent thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such agent therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)                                 to the extent that it may lawfully do so, the Issuer agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture or any of the Related Documents.

(f)                                    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall (subject to the foregoing provisions in respect of the Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)                                 Certain Other Series of Group I Notes. Certain Series of Group I Notes may provide for allocations of Collections to such Series of Group I Notes only in respect of specified items of Collateral upon the occurrence of certain Amortization Events. Upon the occurrence of such an Amortization Event relating to such a Series of Group I Notes, the Trustee shall, to the extent specified in the applicable Series Supplement, limit any recourse hereunder to the related specified items of Collateral to satisfy the payment of all interest and principal on such Series of Group I Notes up to the Invested Amount of such Series of Group I Notes.

(h)                                 Segregated Series. Upon the occurrence of an Amortization Event relating to any Outstanding Segregated Series of Notes, the Trustee shall limit any recourse hereunder to the related Series-Specific Collateral in satisfying the payment of interest and principal due on such Segregated Series of Notes. For all purposes hereunder and for the avoidance of doubt, the Requisite Investors with respect to each Segregated Series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series-Specific Collateral relating to such Segregated Series of Notes. However, subject to Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Base Indenture, or that, in the Trustee’s sole discretion, may involve the Trustee in personal liability.

(i)                                     Lease Assumption/Rejection During GM Freeze Period. At any time that the GM Freeze Agreement is in effect and there are Vehicles which are GM Freeze Vehicles, the Trustee, to the extent it has actual knowledge thereof, shall use its best efforts, during any GM Freeze Period, to file a motion with the United States bankruptcy court or other court exercising jurisdiction over the bankruptcy proceeding involving the Lessee seeking entry of an order compelling the Lessee to immediately assume or reject the Leases in accordance with Section 365 of the Bankruptcy Code.

Section 9.3   Other Remedies.

Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal of or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects only one or more particular Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Series Supplement with respect to that Series of Notes.

In addition, the Trustee may, or shall at the written direction of the Requisite Investors (or the Required Noteholders of one or more Series of Notes, in the case of an Amortization Event that affects only such Series of Notes), direct the Issuer or the Master Collateral Agent to exercise any rights or remedies available under any Related Document or under applicable law or in equity with respect to that Series of Notes.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

Section 9.4   Waiver of Past Events.

Unless otherwise specified in the Series Supplement for a Series, the Noteholders of any Series owning an aggregate principal amount of Notes in excess of 66-2/3% of the aggregate principal amount of the Outstanding Notes of such Series (excluding any Notes held by the Issuer or any Affiliate of the Issuer (other than an Affiliate Issuer)), by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event described in clause (f) of Section 9.1 (solely to the extent that the applicable Series Supplement does not require 100% of the applicable Noteholders to waive such Potential Amortization Event or Amortization Event) which relate to such Series and its consequences. 100% of the Noteholders may waive any Potential Amortization Event or an Amortization Event described in clause (a), (c) or (f) of Section 9.1 (with respect to clause (f), solely to the extent that the applicable Series Supplement requires 100% of the applicable Noteholders to waive such Potential Amortization Event or Amortization Event); provided that notice of such waiver is provided to the Rating Agencies. Upon any such waiver pursuant to either of the two preceding sentences, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon.

Section 9.5   Control by Requisite Investors or Required Noteholders.

The Requisite Investors (or, to the extent such remedy relates only to a particular Series of Notes, the Required Noteholders of such Series) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that, in the Trustee’s sole discretion, may involve the Trustee in personal liability.

Section 9.6   Limitation on Suits.

Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                  the Noteholder gives to the Trustee written notice of a continuing Amortization Event;

(b)                                 the Noteholders of at least 25% in principal amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c)                                  such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60 day period the Required Noteholders do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.7   Unconditional Rights of Holders to Receive Payment.

(a)                                  Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

(b)                                 The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders and otherwise comply with the provisions of this Indenture applicable to it.

Section 9.8   Collection Suit by the Trustee.

If any Amortization Event consisting of a payment default under a Series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid on such Series of Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.9  The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 9.10   Priorities.

If the Trustee collects any money with respect to a Series of Group I Notes pursuant to this Article, the Trustee shall pay out the money net of any liquidation expenses incurred by the Trustee, its agents and counsel, in accordance with the provisions of Article 5.

Section 9.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.6, or a suit by Noteholders of more than 10% in principal amount of all then outstanding Notes.

Section 9.12   Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.13   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

Section 9.14   Reassignment of Surplus.

Promptly after termination of this Indenture and the payment in full of the Issuer Obligations, any proceeds of all the Collateral received or held by the Trustee shall be turned over to the Issuer and the Collateral shall be reassigned to the Issuer by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE 10.

THE TRUSTEE

Section 10.1   Duties of the Trustee.

(a)                                  If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Responsible Officer has not received written notice; and provided further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b)                                 Except during the occurrence and continuance of an Amortization Event:

(i)                                     The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     This clause does not limit the effect of clause (b) of this Section 10.1.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.3.

(iv)                              The Trustee shall not be charged with knowledge of any Amortization Event, Custody Revocation Trigger Event, Limited Liquidation Event of Default, Liquidation Event of Default, any default by the Lessor, ARG, the Servicer, any Lessee or other Person in the performance of its obligations under any Related Document or any other event described in Section 8.10(a), unless a Responsible Officer of the Trustee receives written notice of such failure from the Servicer, any Lessee or any Holders of Notes evidencing not less than 10% of the aggregate principal amount of the Notes of any Series adversely affected thereby or otherwise has actual knowledge thereof.

(d)                                 Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(e)                                  In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Responsible Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)                                    Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents. The Trustee may allow and credit to the Issuer interest agreed upon by the Issuer and the Trustee from time to time as may be permitted by law.

(g)                                 In the event that each person acting as Independent Director (as defined in the GP Limited Liability Company Agreement) shall resign or refuse to be admitted to the General Partner as the Special Member (as defined in the GP Limited Liability Company Agreement) under the circumstances contemplated by Section 15(c) of the GP Limited Liability Company Agreement, the Trustee shall appoint a person meeting the requirements of an Independent Director to act as the Special Member in accordance with Section 5(c) of the GP Limited Liability Company Agreement. If the Trustee fails to so appoint a person to act as the Special Member within thirty (30) days of the occurrence of the event that caused Vanguard to cease to be a member of the General Partner, the Trustee shall provide written notice of such event to the Noteholders, and the Requisite Noteholders shall have the right to select a person for the Trustee to appoint to act as the Special Member of the General Partner. The General Partner shall provide prompt written notice to the Trustee of any event that causes Vanguard to cease to be a member of the General Partner.

Section 10.2   Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a)                                  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed by or presented by the proper person.

(b)                                 The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

(e)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Series Supplement, or to in institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Lessee or the Issuer (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(f)                                    The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)                                 The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct or negligence.

(h)                                 The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)                                     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God.

Section 10.3   Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 10.8.

Section 10.4   Notice of Amortization Events and Potential Amortization Events.

If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Responsible Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide the Noteholders and each Rating Agency with notice of such Amortization Event or the Potential Amortization Event, to the extent such Notes are represented by a Global Note, by telephone and facsimile, and, otherwise, by first class mail.

Section 10.5   Compensation.

(a)                                  The Issuer shall promptly pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as has been agreed to in writing by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents in administering the Collateral.

(b)                                 The indemnification provisions in favor of the Trustee and its officers, directors, agents and employees provided for in the Lease are hereby incorporated by reference with the same force and effect as if set forth herein in full. The Issuer shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c)                                  When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d)                                 The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 10.6   Replacement of the Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)                                 The Trustee may, after giving sixty (60) days prior written notice to the Issuer, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created by so notifying the Issuer and the Servicer; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee by so notifying the Trustee, the Servicer, the Rating Agencies and the Issuer. The Issuer may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 10.8;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c)                                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or any Secured Party may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Issuer’s obligations under Section 10.5 hereof shall continue for the benefit of the retiring Trustee.

Section 10.7   Successor Trustee by Mergers; etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 10.8   Eligibility Disqualification.

(a)                                  There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) have an unsecured long-term debt rating of at least A2 from Moody’s, (iii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) if such Trustee is other than The Bank of New York as the original Trustee hereunder, acceptable to the Requisite Investors.

(b)                                 If at any time the Trustee shall cease to satisfy the eligibility requirements of clauses (a)(i) or (a)(ii) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9   Appointment of Co-Trustee or Separate Trustee.

(a)                                  Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof,  and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)                                  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)                               no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iv)                              the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(v)                                 the Trustee shall remain primarily liable for the actions of any co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)                                  In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee’s sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Series Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

Section 10.10                          Representations and Warranties of Trustee.

The Trustee represents and warrants to the Issuer and the Secured Parties that:

(i)                                     the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

(ii)                                  the Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

(iii)                               this Indenture has been duly executed and delivered by the Trustee;

(iv)                              the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8;

(v)                                 the Collection Account Collateral constitutes a “deposit account” or a “securities account” within the meaning of the New York UCC; and

(vi)                              the Trustee in favor of the Secured Parties is the account holder of the Collection Account Collateral.

Section 10.11                          Issuer Indemnification of the Trustee.

The Issuer shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 10.12                          Trustee’s Application for Instructions from Issuer.

Any application by the Trustee for written instructions from the Issuer or the Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 10.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Issuer or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 11.

DISCHARGE OF INDENTURE

Section 11.1   Termination of the Issuer’s Obligations.

(a)                                  This Indenture shall cease to be of further effect (except that the Issuer’s obligations under Section 10.5 and Section 10.11 and the Trustee’s and Paying Agent’s obligations under Section 11.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and the Issuer has paid all sums payable hereunder.

(b)                                 In addition, except as may be provided to the contrary in any Series Supplement, the Issuer may terminate all of its obligations under this Indenture if:

(i)                                     the Issuer irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

(ii)                                  the Issuer delivers to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii)                               the Issuer delivers to the Trustee an Officer’s Certificate stating that no Potential Amortization Event or Amortization Event, in either case, described in Section 9.1(c) shall have occurred and be continuing on the date of such deposit; and

(iv)                              the Rating Agency Confirmation Condition is satisfied with respect to each Outstanding Series of Notes.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

(c)                                  After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Issuer’s option.

Section 11.2   Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Issuer shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal and interest on the Notes.

The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

Section 11.3   Repayment to the Issuer.

The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.11 and 2.14, return any Notes held by them at any time.

Subject to Section 2.7(c), the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE 12.

AMENDMENTS

Section 12.1   Without Consent of the Noteholders.

Without the consent of any Noteholder, the Issuer, the Trustee and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes; provided that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to such Supplement:

(a)                                  to create a new Series of Notes in accordance with the terms hereof (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes);

(b)                                 (i) to add to the covenants of the Issuer for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or (ii) to surrender any right or power herein conferred upon the Issuer (provided, however, that the Issuer will not pursuant to this subsection (b) surrender any right or power it has against the Servicer, the Guarantor, any of the Lessees or any Manufacturer);

(c)                                  to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(d)                                 to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Series Supplement or in any Notes issued hereunder;

(e)                                  to provide for uncertificated Notes in addition to certificated Notes;

(f)                                    to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(g)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(h)                                 at such time as there is no requirement under the Related Documents that there be a Disposition Agent, to remove any provision of the Indenture relating to the Disposition Agent; or

(i)                                     to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture;

provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholders, as evidenced in the case of any amendment pursuant to Sections 12.1(a), (b)(ii), (d), (g) and (i) by an Opinion of Counsel (which Opinion of Counsel may rely as to factual matters upon Officer’s Certificates of the Issuer and other parties). Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with the Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 12.2   With Consent of the Noteholders.

Except as provided in Section 12.1, the provisions of this Base Indenture and any Series Supplement (unless otherwise provided in such Series Supplement) and each other Related Document to which the Issuer is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Issuer, the Trustee, any applicable Enhancement Provider, and the Requisite Investors (or the Required Noteholders of a Series of Notes,

in respect of any amendment, modification or waiver of or to this Base Indenture, the Series Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect); provided, that no consent of Noteholders shall be required to any amendment, modification or waiver of or to any Related Document if such amendment, modification or waiver does not adversely affect in any material respect the Noteholders of any Series of Notes (as substantiated by an Opinion of Counsel to such effect) and provided further that the Rating Agency Confirmation Condition is satisfied with respect to each affected Series of Notes. Notwithstanding the foregoing:

(i)                                     any modification of this Section 12.2, any change in any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms “Aggregate Asset Amount”, “Manufacturer Program” (other than in connection with a waiver of such eligibility requirement by the Noteholders of any Series of Notes, but only to the extent so provided in the related Series Supplement in respect of such Series of Notes), “Invested Amount”, “Invested Percentage”, or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

(ii)                                  any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by the Issuer of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each affected Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each affected Noteholder; provided, however, that the Liens on Vehicles may be released as provided in Section 3.4; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder.

(iii)                               any amendment, waiver or other modification to Section 7.14 shall require the consent of each Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

Section 12.3   Supplements.

Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement hereto. In addition to the manner provided in Sections 12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 12.4   Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5   Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6   The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does have such an adverse effect, the Trustee may, but need not, sign it. In signing any waiver, amendment or supplement, whether to this Base Indenture or to any of the Related Documents, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, at the election of the Trustee, an Officer’s Certificate and/or an Opinion of Counsel as conclusive evidence that such waiver, amendment or supplement is authorized or permitted by this Indenture, that all conditions precedent under this Indenture have been satisfied and that the waiver, amendment or supplement will be valid and binding upon the Issuer in accordance with its terms.

ARTICLE 13.

MISCELLANEOUS

Section 13.1   Notices.

(a)                                  Any notice or communication by the Issuer, the General Partner or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Issuer:

6929 North Lakewood Avenue

Suite 100, Mod 1.2 202

Tulsa, Oklahoma 74117

Attn:                    Gerard Kennell

Phone:           (918) 401-6477

Fax:                           (952) 837-9690

If to the General Partner:

6929 North Lakewood Avenue

Suite 100, Mod 1.2 202

Tulsa, Oklahoma 74117

Attn:                    Gerard Kennell

Phone:           (918) 401-6477

Fax:                           (952) 837-9690

with a copy to the Servicer:

Vanguard Car Rental USA Inc.

6929 North Lakewood Avenue

Suite 100

Tulsa, OK 74117

Attn:  Gerard Kennell

If to the Trustee:

The Bank of New York

101 Barclay Street, Floor 8 West

New York, NY 10286

Attn:                    Corporate Trust Administration –
Asset Backed Securities Unit

Phone:           (212) 815-4389

Fax:                           (212) 815-2493

The Issuer, the General Partner or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

(b)                                 Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. in any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2   Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

Section 13.3   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.4   Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                  a statement that the Person giving such certificate has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.5   Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6   No Recourse Against Others.

A director, Authorized Officer, employee or stockholder of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or this

Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

Section 13.7   Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 13.8   Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.9   Payment on Business Day.

In any case where any payment date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the payment date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such payment date, redemption date, or maturity date, as the case may be.

Section 13.10                          Governing Law.

The laws of the State of New York shall govern and be used to construe this Indenture, the Notes and all matters arising out of or in any manner relating to this Indenture and the Notes and the rights and duties of the Issuer, the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

Section 13.11                          Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successor; provided, however, the Issuer may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12                          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Indenture shall be, or shall be deemed to be, illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not solely thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 13.13                          Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14                          Table of Contents. Headings, etc.

The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15                          Termination; Collateral.

This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all the Issuer Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of the Issuer and upon receipt of an Officer’s Certificate from the Issuer to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above relating to the Issuer Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the Issuer.

The Issuer and the Secured Parties hereby agree that, if any funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to the Issuer.

Section 13.16                          No Bankruptcy Petition Against Issuer or the General Partner.

Each of the Secured Parties and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, the Issuer or the General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.16 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer or the General Partner pursuant to this Indenture. In the event that any such Secured Party or the Trustee takes action in violation of this Section 13.16, the Issuer, the General Partner or its Independent Manager, as applicable, shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against the Issuer, the General Partner or its Independent Manager or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.16 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer, the General Partner or its Independent Manager.

Section 13.17       No Recourse.

The obligations of the Issuer under this Indenture are solely the obligations of the Issuer. The Group I Notes and the payment of any fees, expenses or costs payable by the Issuer hereunder shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Base Indenture and the Issuer shall not otherwise be liable for payments on the Group I Notes. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any limited partner of the Issuer or against the capital or any other asset of the General Partner or any member thereof or against any stockholder, employee, officer, director or incorporator of the General Partner or any such member. Fees, expenses or costs payable by the Issuer hereunder shall be payable by the Issuer to the extent and only to the extent that the Issuer is reimbursed therefor pursuant to the Lease or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. Nothing in this Section 13.17 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.

Section 13.18       Waiver of Set-Off.

The Trustee waives any right to, and agrees not to, set-off or appropriate and apply, any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of the Issuer, against or on account of any obligation or liability of the Issuer to the Trustee; provided that such waiver and agreement shall only be effective until one year and one day after the latest maturing Note is paid in full.

IN WITNESS WHEREOF, the Trustee and the Issuer have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, as Issuer

By: NATIONAL CAR RENTAL FINANCING CORPORATION,
its General Partner

	By:	/s/ Jill A. Gordon
Name: Jill A. Gordon
Title: Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ John Bobko
Name: John Bobko
Title: Vice President

[Fifth Amended and Restated Base Indenture]

(National Car Rental Financing Limited Partnership)